UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.          )

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[ ] Preliminary Proxy Statement	[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
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FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FIFTH THIRD BANCORP

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 27, 2003

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Hilton Cincinnati Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio on Tuesday, March 25, 2003 at 11:30 a.m. for the purposes of considering and acting upon the following:

(1)	Election of six (6) Class II Directors to serve until the Annual Meeting of Shareholders in 2006.

(2)	The proposal described in the attached Proxy Statement to amend Article III Section 17 of the Code of Regulations, as amended, to limit the indemnification the Company provides to its directors, officers and employees in accordance with applicable federal laws and regulations. The proposed Amendment is attached as Annex 2 to the Proxy Statement and incorporated therein by reference.

(3)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 2003.

(4)	Transaction of such other business that may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on January 31, 2003 will be entitled to vote at the Meeting.

All persons who find it convenient to do so are invited to attend the meeting in person. In any event, please sign and return the enclosed proxy with this notice at your earliest convenience. If you hold shares of Fifth Third Bancorp common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

By Order of the Board of Directors

Paul L. Reynolds

Secretary

FIFTH THIRD BANCORP

38 Fountain Square Plaza

Cincinnati, Ohio 45263

PROXY STATEMENT

The Board of Directors of Fifth Third Bancorp (the “Company”) is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Shareholders to be held on March 25, 2003 (the “Meeting”). Each of the 565,874,176 shares of Common Stock outstanding on January 31, 2003 is entitled to one vote on all matters acted upon at the Meeting, and only Shareholders of record on the books of the Company at the close of business on January 31, 2003 will be entitled to vote at the Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any Shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of Shareholders for the purpose of electing Directors that such Shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the Shareholder giving such notice, each Shareholder shall have the right to cumulate such voting power as he or she possesses in voting for Directors.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, Officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D. F. King’s services will be approximately $8,000.

The Annual Report of the Company for the year 2002, including financial statements, has been delivered to all Shareholders. Such report and financial statements are not a part of this Proxy Statement.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only Shareholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of December 31, 2002:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Cincinnati Financial Corporation	72,780,560	12.67%
	6200 South Gilmore
	Fairfield, Ohio 45014

Common Stock	Fifth Third Bancorp	34,001,459	5.92%
	Subsidiary Banks
	38 Fountain Square Plaza
	Cincinnati, Ohio 45263

(1)	Cincinnati Financial Corporation owns 56,198,414 shares of the Common Stock of the Company. Cincinnati Insurance Company, Cincinnati Casualty Company, Cincinnati Life Insurance Company and CINFIN Capital, subsidiaries of Cincinnati Financial Corporation, own 14,121,542 shares 1,419,979 shares, 1,036,125 shares and 4,500 shares, respectfully.
(2)	There are six wholly-owned bank subsidiaries of the Company, which are beneficial owners of 12,574,255 shares. The banks hold these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares. The banks also hold shares in a non-discretionary capacity, and disclaim any beneficial interest in all shares held in these capacities.

ELECTION OF DIRECTORS

In accordance with the Company’s Code of Regulations, the Board of Directors is classified into three classes. Each class is to be elected to separate three (3) year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three (3) year term. The term of those Directors listed below as Class II expires at the Annual Meeting on March 25, 2003 and this Class contains the nominees to be elected to serve until the Annual Meeting of Shareholders in 2006. The following Class II directors are retiring upon expiration of their terms at the Annual Meeting: Donald B. Shackelford and David J. Wagner. At its January 21, 2003 meeting the Board of Directors voted to decrease the size of the Board such that no vacancies will result from the foregoing retirements. Each of the foregoing retiring Directors has generously given valuable years of service to the Company. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as Class II Directors the following six (6) persons, all of whom are presently serving as Class II Directors of the Company: John F. Barrett, Richard T. Farmer, Robert B. Morgan, George A. Schaefer, Jr., John J. Schiff, Jr. and Dudley S. Taft. It is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the six (6) nominees specified above unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election. Nominees receiving the six (6) highest totals of votes cast in the election will be elected as directors.

The following tables set forth information with respect to each Class II Director, including the nominees for re-election at the Annual Meeting, and with respect to incumbent Directors in Classes I and III of the Board of Directors who are not nominees for re-election at the Annual Meeting.

		Shares of Company Common Stock Beneficially Owned on December 31, 2002(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(4)	Percent of Class

CLASS II DIRECTORS (Terms Expire 2003)

JOHN F. BARRETT, 53, President, CEO and Director of The Western-Southern Life Insurance Co. since March, 1994. Formerly, President and COO, The Western-Southern Life Insurance Co. Director of Convergys Corporation and Andersons, Inc.	1988	68,921.0120%

RICHARD T. FARMER, 68, Chairman and Director, Cintas Corporation, a service company that designs, manufactures and implements corporate identity uniform programs, since August, 1995. Formerly, Mr. Farmer was Chairman, CEO and Director of Cintas Corporation.	1982	161,914.0282%

ROBERT B. MORGAN(3), 67, Executive Counselor of Cincinnati Financial Corporation and Cincinnati Insurance Company since April 1, 1999. Formerly, Mr. Morgan was Director, CEO and President of Cincinnati Financial Corporation.	1986	84,826.0148%

GEORGE A. SCHAEFER, JR.(2), 57, President and Chief Executive Officer of Fifth Third Bancorp and Fifth Third Bank. Director of Anthem, Inc. and Ashland Inc.	1988	3,157,408.5475%

JOHN J. SCHIFF, JR.(2)(3), 59, Chairman, President, Chief Executive Officer and Director of Cincinnati Financial Corporation and Cincinnati Insurance Company. Retired as Chairman of John J. & Thomas R. Schiff & Co., Inc., an insurance agency in December, 1996. Director of Cinergy Corp., Standard Register Co., Cincinnati Bengals and John J. & Thomas R. Schiff & Co., Inc.	1983	416,343.0722%

DONALD B. SHACKELFORD, 70, Chairman, Fifth Third Bank (Central Ohio) since June, 1998. Formerly, Vice Chairman of State Savings Company and Chairman of State Savings Bank. Director of The Limited, Inc., The Progressive Corporation and Intimate Brands, Inc.	1998	1,268,042.2207%

DUDLEY S. TAFT(2), 62, President and Director, Taft Broadcasting Company, investor in entertainment and media properties. Director of Cinergy Corp., The Union Central Life Insurance Company, United States Playing Card Co., and The Tribune Company.	1981	94,976.0165%

DAVID J. WAGNER, 48, Chairman of Fifth Third Bank, a Michigan banking corporation formerly known as Old Kent Bank, since April 2001. Formerly, Chairman, President and CEO of Old Kent Financial Corporation.	2001	666,962.1161%

		Shares of Company Common Stock Beneficially Owned on December 31, 2002(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(4)	Percent of Class

CLASS III DIRECTORS
(Terms Expire 2004)

DARRYL F. ALLEN, 59, Retired Chairman, CEO and President, Aeroquip-Vickers, Inc., formerly known as Trinova Corporation, a manufacturer and distributor of engineered components for industry, automotive, aerospace and defense. Director of Milacron, Inc.	1997	7,025.0012%

JOSEPH H. HEAD, JR.(2), 70, Chairman and Director, Atkins & Pearce, Inc., manufacturer of industrial textiles.	1987	205,001.0357%

ALLEN M. HILL(2), 57, Retired CEO and President of DPL Inc. and its subsidiary The Dayton Power and Light Company.	1998	56,272.0098%

DR. MITCHEL D. LIVINGSTON, 58, Vice President for Student Affairs and Services, University of Cincinnati. Formerly, Dr. Livingston was Vice President for Student Services, University of Albany.	1997	10,563.0018%

HENDRIK G. MEIJER, 50, Co-Chairman, Meijer, Inc., a food and general merchandise retailer.	2001	12,855.0022%

JAMES E. ROGERS, 55, Chairman, President, CEO and Director of Cinergy Corp., Cinergy Services, CG&E and PSI Energy, since December, 1995, and Mr. Rogers was Vice Chairman, President and COO since October, 1994. Formerly, Mr. Rogers was Chairman, President and CEO of PSI Energy. Director of Duke Realty Corporation.	1995	16,898.0029%

		Shares of Company Common Stock Beneficially Owned on December 31, 2002(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(4)	Percent of Class

CLASS I DIRECTORS (Terms Expire 2005)

THOMAS B. DONNELL(2), 56, Chairman Emeritus, Fifth Third Bank (Northwestern Ohio).	1984	784,074.1365%

JAMES P. HACKETT, 47, President, CEO and Director of Steelcase Inc., a manufacturer of office systems.	2001	4,517.0008%

JOAN R. HERSCHEDE, 63, President and CEO of The Frank Herschede Company, an investment holding company.	1991	47,720.0083%

ROBERT L. KOCH II, 64, President and CEO of Koch Enterprises, Inc., a holding company with worldwide subsidiaries that manufacture aluminum die castings, industrial painting systems, and automotive adhesives, and distribute heating and air conditioning equipment and hydraulic and pneumatic components. Director of Vectren Corporation.	1999	274,100.0477%

THOMAS W. TRAYLOR, 63, CEO of Traylor Bros., Inc., an underground and marine construction company.	1999	271,438.0473%

All Directors and Executive Officers as a Group (33 persons).		15,268,370	2.6147%

(1)	As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.
(2)	Members of the Executive Committee of the Board of Directors.
(3)	Messrs. Morgan and Schiff, Jr. are Directors of Cincinnati Financial Corporation, whose holdings of Company shares are more fully set forth above under the caption “Certain Beneficial Owners” in this Proxy Statement.
(4)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Allen, 6,688; Mr. Barrett, 17,658; Mr. Donnell, 85,449; Mr. Farmer, 17,658; Mr. Hackett, 2,000; Mr. Head, 5,000; Ms. Herschede, 0; Mr. Hill, 5,000; Mr. Koch, 11,303; Dr. Livingston, 8,536; Mr. Meijer, 2,000; Mr. Morgan, 25,253; Mr. Rogers, 16,393; Mr. Schaefer, 2,305,237; Mr. Schiff, 0; Mr. Shackelford, 117,500; Mr. Taft, 25,253; Mr. Traylor, 11,303; and Mr. Wagner, 663,413. The aggregate number of shares issuable upon the exercise of currently exercisable, but unexercised stock options, held by the Executive Officers who are not also Directors is 6,263,015.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

The Board of Directors of the Company met five (5) times during 2002. The Company has an Executive Committee consisting of Messrs. Donnell, Head, Hill, Schaefer, Schiff and Taft, which meets only on call. Under Ohio law, this Committee has the powers to act between meetings of the Board on virtually all matters that the Board could act upon. The Executive Committee met three (3) times in 2002. The Company has a Stock Option and Compensation Committee, which consisted of Messrs. Head, Hill and Rogers, and met two (2) times during 2002. The Company’s Compliance Committee, formed in August 2002, met five (5) times in 2002 and consists of Messrs. Head, Hill, Schiff and Taft. The Company has a Nominating and Corporate Governance Committee that was formed in September 2002. This Committee consisted of Messrs. Allen, Koch, Rogers and Taft and met two (2) times during 2002.

The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and Fifth Third Bank. Nine (9) meetings of this Committee were held during 2002. One of the functions of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under Ohio law. Other functions include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Company, reviewing the scope and results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Company’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors or other auditing or accounting firms. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Annex 1. The Audit Committee members for 2002 were Messrs. Barrett, Donnell, Morgan and Ms. Herschede. All members of the Audit Committee met the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards except for Mr. Donnell. Mr. Donnell resigned from the audit committee on January 21, 2003. The formal report of the Audit Committee with respect to the year 2002 begins on page 13 herein.

Executive compensation and stock options are determined by the Stock Option and Compensation Committee of the Board of Directors. The formal report of the Stock Option and Compensation Committee with respect to 2002 compensation and stock option grants begins on Page 11 herein.

No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which he served during 2002.

EXECUTIVE COMPENSATION

Set forth below are tables showing for the Chief Executive Officer and the five other highest-paid executive officers of the Company: (1) in summary form, the compensation paid for the last three years; (2) the options granted and options exercised; and (3) beneficial ownership of the Company’s Common Stock.

Summary

The following table is a summary of certain information concerning the compensation awarded, paid to, or earned by the Company’s chief executive officer and each of the Company’s other five most highly compensated executive officers (the “named executives”) during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation	All Other Compensation($)(2)
Name and Principal Position	Year	Salary($)	Bonus($)	Shares Underlying Options(1)
George A. Schaefer, Jr	2002	1,000,000	1,600,000	250,000	364,000
President and Chief Executive Officer	2001	991,170	1,485,000	250,000	346,664
	2000	976,732	1,462,500	300,000	341,493

Stephen J. Schrantz	2002	525,012	460,174	85,000	137,922
Executive Vice President	2001	502,897	420,000	85,000	129,206
	2000	491,142	380,000	97,500	121,960

Michael D. Baker	2002	460,012	410,331	82,500	121,848
Executive Vice President	2001	433,480	325,000	80,000	106,187
	2000	403,468	290,000	97,500	97,085

Robert P. Niehaus	2002	460,012	410,331	82,500	121,848
Executive Vice President	2001	406,929	305,445	80,000	99,732
	2000	315,972	275,000	90,000	82,736

Robert J. King, Jr	2002	450,008	400,057	85,000	119,009
Executive Vice President	2001	388,092	315,000	85,000	98,433
	2000	353,464	300,000	97,500	91,485

Neal E. Arnold	2002	450,008	390,022	85,000	117,604
Executive Vice President and	2001	405,774	295,000	85,000	98,108
Chief Financial Officer	2000	322,647	260,000	97,500	81,571

(1)	Adjusted for three-for-two split on July 14, 2000.
(2)	All Other Compensation consists solely of the amounts representing the allocations to each named executive under The Fifth Third Master Profit Sharing and Non-qualified Deferred Compensation Program.

Stock Options

The following table sets forth information concerning individual grants of options to purchase the Company’s Common Stock made to the named executives in 2002:

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH.)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%($)	10%($)
George A. Schaefer, Jr	250,000	3.8%	68.01	4/22/12	10,692,781	27,097,606
Stephen J. Schrantz	85,000	1.3%	68.01	4/22/12	3,635,546	9,213,186
Michael D. Baker	82,500	1.3%	68.01	4/22/12	3,528,618	8,942,210
Robert P. Niehaus	82,500	1.3%	68.01	4/22/12	3,528,618	8,942,210
Robert J. King, Jr	85,000	1.3%	68.01	4/22/12	3,635,546	9,213,186
Neal E. Arnold	85,000	1.3%	68.01	4/22/12	3,635,546	9,213,186

(1)	All such options were granted April 22, 2002 and first become exercisable as to 25% of the shares covered after six months of continued employment, as to 50% after one year of continued employment, as to 75% after two years of continued employment and are exercisable in full after the end of three years of continued employment. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this Plan shall become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

The following table sets forth certain information regarding individual exercises of stock options during 2002 by each of the named executives.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

	Shares Acquired on Exercise	Value Realized($)	Number of Shares Underlying Unexercised Options at 12/31/02		Value of Unexercised In-the-Money Options at 12/31/02
Name			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
George A. Schaefer, Jr.	9,459	450,174	2,305,237	387,500	67,412,965	2,345,935
Stephen J. Schrantz	0	0	849,196	130,625	25,616,093	776,937
Michael D. Baker	0	0	689,292	126,250	18,086,821	757,593
Robert P. Niehaus	0	0	698,695	124,375	18,705,582	723,124
Robert J. King, Jr.	12,758	617,769	643,318	130,625	15,922,219	776,937
Neal E. Arnold	0	0	558,569	130,625	13,145,924	776,937

Beneficial Ownership

The following table sets forth certain information regarding the named executives’ beneficial ownership of the Common Stock of the Company as of December 31, 2002.

Title of Class	Name of Officer	Number of Shares(1)	Percent of Class
Common Stock	George A. Schaefer, Jr.	3,157,408.5475%
Common Stock	Stephen J. Schrantz	1,070,164.1860%
Common Stock	Michael D. Baker	940,956.1636%
Common Stock	Robert P. Niehaus	978,513.1702%
Common Stock	Robert J. King, Jr.	776,250.1350%
Common Stock	Neal E. Arnold	582,912.1014%

(1)	The amounts shown represent the total shares owned outright by such individuals together with shares, which are issuable upon the exercise of currently exercisable, but unexercised stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Schaefer, 2,305,237; Mr. Schrantz, 849,196; Mr. Baker, 689,292; Mr. Niehaus, 698,695; Mr. King, 643,318; and Mr. Arnold, 558,569.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 2002 through December 31, 2002, its Executive Officers and Directors complied with all filing requirements applicable to them except that one transaction for each of Daniel Poston, Barry Boerstler and David Wagner was not timely reported on a Form 4. In addition, each of the following directors did not timely report transactions under a deferred compensation plan: Darryl Allen; Richard Farmer; Robert Koch; Mitchel Livingston; Hendrik Meijer; Robert Morgan; James Rogers and Thomas Traylor. Each of the foregoing transactions was subsequently reported.

Retirement Plans

The following table shows estimated annual benefits payable upon retirement under The Fifth Third Bancorp Master Retirement Plan (the “Retirement Plan”) and The Fifth Third Bancorp Supplemental Retirement Income Plan (the “Supplemental Plan”) based upon combinations of compensation levels and years of service:

PENSION PLAN TABLE

Approximate Annual Retirement Benefit Upon Retirement At Age 65 Before Adjustments (1) (2) (3)
Remuneration(4)(5)	15	20	25	30	35
$ 300,000	43,802	58,402	73,003	87,603	87,603
400,000	59,052	78,735	98,419	118,103	118,103
500,000	74,302	99,069	123,836	148,603	148,603
600,000	89,552	119,402	149,253	179,103	179,103
700,000	104,802	139,735	174,669	209,603	209,603
800,000	120,052	160,069	200,086	240,103	240,103
900,000	135,302	180,402	225,503	270,603	270,603
1,000,000	150,552	200,735	250,919	301,103	301,103
1,100,000	165,802	221,069	276,336	331,603	331,603
1,200,000	181,052	241,402	301,753	362,103	362,103
1,300,000	196,302	261,735	327,169	392,603	392,603
1,400,000	211,552	282,069	352,586	423,103	423,103
1,500,000	226,802	302,402	378,003	453,603	453,603
1,600,000	242,052	322,735	403,419	484,103	484,103
1,700,000	257,302	343,069	428,836	514,603	514,603
1,800,000	272,552	363,402	454,253	545,103	545,103

(1)	Benefits shown are computed on the basis of a straight life annuity. Other available forms of benefits payment under the Retirement Plan, which are the actuarial equivalent of the straight life annuity, are the joint and surviving spouse annuity, the contingent annuitant option, the life — 10-year-certain option, and the single lump-sum option. The method of payment from the Supplemental Plan is either a single lump sum or an installment.
(2)	Under the current law, the maximum annual pension benefit payable under the Internal Revenue Code, applicable to the Retirement Plan, is $160,000 for 2002. Any annual pension benefit accrued over $160,000 is payable under the Supplemental Plan.
(3)	The Retirement Plan and Supplemental Plan were frozen as of November 15, 1998 except for employees who were at least age 50 and had 15 years of credited service as of December 31, 1998. For the purpose of computing a benefit under these Plans on December, 31, 2002, Mr. Schaefer had 31 years of credited service; Mr. Schrantz, 19 years; Mr. Baker, 29 years; Mr. Niehaus, 31 years; Mr. King, 28 years and Mr. Arnold, 12 years. Mr. Schaefer and Mr. Niehaus continue to accrue benefits under these Plans. Messrs. Schrantz, Baker, King and Arnold are not accruing benefits under these Plans but do continue to accrue service for eligibility of an immediate early retirement benefit.
(4)	The amounts shown are the gross benefit amounts provided by both the Retirement Plan and the Supplemental Plan. Plan benefits are determined as 30.5% of final average pay minus 11.1% of the participant’s social security final average compensation (up to his social security covered compensation) with a reduction of 1/30th for each year of credited service less than 30. Benefits are also reduced for termination of service prior to age 60, for a commencement of benefit payments prior to age 60, and eliminated under the vesting schedule if the participant has less than five (5) vesting years.
(5)	Compensation for retirement benefit calculations under the Retirement Plan is defined as the base rate of pay plus variable compensation and is based on the final average pay for the highest five consecutive years out of the ten years preceding retirement. The 2002 base pay plus variable compensation are substantially the same as the amounts shown under the “Salary and Bonus” columns of the Summary Compensation Table. No more than an inflation adjusted $150,000 limit is taken into consideration under the Retirement Plan. Compensation in excess of an inflation adjusted $150,000 limit is taken into account under the Supplemental Plan.

Compensation of Directors

Non-employee Directors of the Company receive a single annual retainer of $15,000 and a fee of $1,000 per meeting attended (including committee meetings). Pursuant to a Deferred Compensation Plan, Directors may annually defer from one-half to all of their compensation as directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. treasury bill rate or Directors may elect to receive a return on deferred funds at a rate equal to the rate of return on the Company’s stock. Directors who are also employees receive no additional compensation for service on the Board.

The Company’s 1998 Long-Term Incentive Stock Plan provides that the Committee has full authority to provide awards of stock options to non-employee Directors. In 2002, there were no awards of stock options to any non-employee director.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

Policy

The Company’s cash compensation package for its Executive Officers consists of two components: (1) base salary; and (2) annual performance-based bonuses. The Company also provides stock option grants to its executive officers as a means to promote ownership in the Company.

The Stock Option and Compensation Committee (the “Committee”) is composed of directors who are not employees of the Company. This Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs as well as the stock option program for Executive Officers. In determining compensation levels, the Committee considers salary and bonus levels which will attract and retain qualified executives when considered with the other components of the Company’s compensation structure; specific annual performance criteria; and rewarding Executive Officers for continuous improvement in their respective areas which contribute to continual increases in shareholder value.

The Company’s philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company and to encourage ownership thereby providing them with a long-term interest in the Company’s overall performance and incenting those executive officers to manage with a view toward maximizing long-term shareholder value.

The Company uses the services of Towers Perrin, an executive compensation-consulting firm, to perform competitive peer analysis on an annual basis. In conjunction with the Company, Towers Perrin identified a group of peer companies based on market capitalization, geographic location, performance and similarity in lines of business.

Base Salary

Executive Officers salaries are determined by evaluating both the 2002 comparative peer data and the role and responsibilities of their positions. Individual salary increases are reviewed annually and are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year.

Annual Bonuses

Executive Officers (other than officers designated to participate in the Fifth Third Bancorp Variable Compensation Plan as discussed below) are eligible to earn annual bonuses. At the end of the year, the Committee establishes a target bonus matrix comprised of incrementally increasing amounts of earnings per share, which, if attained, make available an incentive pool for bonus payments. For 2002, the Company’s target goal was to increase net income and earnings per share by 18% and 16%, respectively, on a comparable basis, over 2001. The matrix was established by the Committee to reflect a bonus pool, which increased if incrementally higher net income resulted in 2002 as compared to 2001. However, if the Bancorp goals are not met, individual bonuses are reduced proportionately, with no bonuses paid unless earnings per share and net income increase. The Committee determined that earnings for 2002 were sufficient to award bonuses under the Plan.

Annual performance goals are also established for each Executive Officer, including personal and departmental goals. The nature of these goals differs depending upon each officer’s job responsibilities. Goals are both quantitative in nature, such as sales and revenue goals and cost containment; and qualitative in nature, such as the development and retention of key personnel, assessment and development of quality products and services, and management effectiveness.

At the end of each year, the extent to which the profit plan goals are actually attained is measured. If all goals are completely met, the executive officer receives a target bonus amount. To the extent goals are partially met, then only that portion as expressed in the bonus matrix is paid out. Although specific relative weights are not assigned to each performance factor, a greater emphasis is placed on increasing net income.

The Fifth Third Bancorp Variable Compensation Plan

In 1998 the Committee and the Company’s shareholders approved and adopted the Fifth Third Bancorp Variable Compensation Plan (“Variable Compensation Plan”). For 2002, the Committee designated the participants in the Variable Compensation Plan as the President and CEO and all officers who were designated as an Executive Vice President of the Company as of January 1, 2002. The Committee also designated Performance Goals (as defined in the Variable Compensation Plan) for 2002 in the form of a matrix comprised of incrementally increasing amounts of earnings per share and net income and were based on the higher of these two measurements as defined in the matrix as approved by the Committee. If the Performance Goals as established in that matrix were not met, individual payments were reduced proportionately with no payments made pursuant to the Variable Compensation Plan unless net income or earnings per share increase.

The Committee reviewed the performance of the Company and compared it to the Performance Goals for the 2002 Plan Year. Based on the Company’s performance, the Committee certified that the Performance Goals were met for 2002.

Stock Option Grants

Options to purchase Common Stock are granted annually to Executive Officers. At the Shareholders Meeting held on March 17, 1998, the Company’s 1998 Long-Term Incentive Stock Option Plan was approved by the required number of votes. The stock option grants to Executive Officers in 2002 were made under the 1998 Long-Term Incentive Stock Plan. Grants are made to Executive Officers at an option price of 100% of the market value on the date of grant. The Company’s philosophy in granting stock options is to increase Executive Officer ownership in the Company and not to serve as a vehicle for additional compensation. Executive Officers are incented to manage with a view toward maximizing long-term shareholder value. In determining the total number of options to be granted annually to all recipients, including the Executive Officers, the Committee considers the number of options already held by the Executive Officer, dilution, number of shares of Common Stock outstanding and the performance of the Company during the immediately preceding year. This year’s grant to all employees totaled 6,553,508, or 1.14% of shares outstanding. The Committee sets guidelines for the number of shares available for the granting of stock options to each Executive Officer based on the total number of options available, an evaluation of competitive data for similar grants and the executive officer salary and position. These stock option grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Executive Officer can only be realized with an appreciation in the price of the Company’s common shares.

Chief Executive Officer’s Compensation and Stock Option Grants

The Committee considered the following factors in determining the base salary for 2002 for George A. Schaefer, Jr., President and Chief Executive Officer of the Company: the Company’s success in attaining its profit plan for 2001 as discussed below and the level of compensation paid to the highest paid executive at the companies selected for peer comparison. Based on these factors, the Committee established Mr. Schaefer’s base salary effective November 5, 2001 at $1,000,000, which is an increase of approximately 1% increase from his 2001 salary level of $991,170. This placed Mr. Schaefer’s compensation slightly above the median of base salaries paid by those companies selected for peer comparison.

For 2002, Mr. Schaefer was eligible to earn a cash bonus ranging up to 200% of his base salary based on Performance Goals as designated under the Variable Compensation Plan. The Company’s Performance Goals were established for maximum cash bonus payments at a 18% increase, on a comparable basis, over the 2001 net income and a 16% increase over the 2001 earnings per share. For 2002, the Committee certified that based on the Company’s performance Mr. Schaefer earned a bonus of $1,600,000, which represented 160% of his base salary for fiscal year 2002.

On April 22, 2002, Mr. Schaefer was granted an option to purchase 250,000 shares of Common Stock. That grant was made in accordance with the guidelines of the Committee referenced above, including specifically the Company’s increase in its year-to-date earnings for the 2001 fiscal year and the 2001 Comparative Data.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers. The Company designed the 1998 Long-Term Incentive Stock Plan and the Variable Compensation Plan to meet the criteria for deductibility under Section 162(m). Accordingly, the Committee believes that all compensation for 2002 paid to Mr. Schaefer and to the other named executive officers is properly deductible under the Code. Any non-deductible amounts that have been paid, or may be paid in the future, under those plans are not expected to be significant.

Joseph H. Head, Jr., Chairman                 Allen M. Hill                 James E. Rogers

Stock Option and Compensation Committee Interlocks and Insider Participation

In 2002 the Stock Option and Compensation Committee members were Joseph H. Head, Jr., Allen M. Hill and James E. Rogers. No director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Stock Option and Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter attached as Annex 1 as adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Fifth Third Bancorp (“Fifth Third”). During 2002, the Committee met nine (9) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and quarterly filings to the Securities and Exchange Commission and report with the CEO, CFO, controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Fifth Third’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited consolidated financial statements of Fifth Third as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of Fifth Third’s consolidated financial statements and the independent auditors have the responsibility for the examination of those consolidated statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Fifth Third’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also appointed, subject to shareholder approval, the independent auditors.

Robert B. Morgan, Audit Committee Chairman

John F. Barrett, Audit Committee Member

Joan R. Herschede, Audit Committee Member

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2002 and December 31, 2001 by the Company’s principal accounting firm Deloitte & Touche LLP.

December 31, 2002

Audit Fees	$735,000
Audit-Related Fees	489,000	(a)
Tax Fees	308,000	(b)
All Other Fees	370,000	(c)(d)

	$1,902,000

(a)	Includes fees for services related to benefit plan audits, common trust fund audits, subsidiary company audits, registration statements and comfort letters.
(b)	Includes fees for services related to tax compliance and tax planning.
(c)	Includes permitted internal audit outsourcing.
(d)	The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

December 31, 2001

Audit Fees	$684,000
Audit-Related Fees	562,000	(a)
Tax Fees	683,000	(b)
All Other Fees	1,491,000	(c)(d)

	$3,420,000

(a)	Includes fees for services related to benefit plan audits, common trust fund audits, subsidiary company audits, registration statements and comfort letters.
(b)	Includes fees for services related to tax compliance and tax planning.
(c)	Includes fees for financial information systems design and implementation.
(d)	The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

Pursuant to its amended and restated charter adopted on January 21, 2003, and attached hereto as Annex 1, the Audit Committee will be responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2003 or thereafter for the Company by its independent auditors or any other auditing or accounting firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

CERTAIN TRANSACTIONS

Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary, Fifth Third Bank, to various of its Directors and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other unfavorable features.

FINANCIAL PERFORMANCE

Total Return Analysis

The graphs below summarize the cumulative return experienced by the Company’s stockholders over the years 1997 through 2002, and 1992 through 2002, respectively, compared to the S&P 500 Stock, the S&P Banks, the S&P Regional Banks and the NASDAQ Banks Indices.

Fifth Third Bancorp vs. Market Indices

5 YEAR RETURN

10 YEAR RETURN

PROPOSAL TO AMEND CODE OF REGULATIONS

The Board of Directors recommends approval of the amendment of Article III, Section 17 of the Company’s Code of Regulations, as amended, in the manner shown in Annex 2 hereto. The proposed amendment to Article III, Section 17 would clarify that the Company’s ability to indemnify its directors, officers and other employees is subject to and limited by federal laws and regulations.

This amendment is being proposed by the Company in order to conform its Code of Regulations and its indemnification provisions with various federal laws such as the Federal Deposit Insurance Act and the regulations issued under that act by the Federal Deposit Insurance Corporation (“FDIC”).

The FDIC’s regulations define a “prohibited indemnification payment” to include any payment or agreement to make a payment by a bank or a bank holding company to an institution-affiliated party (such as a director, officer or employee) to pay or reimburse such person for any liability or legal expense in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to the bank or bank holding company. Under the FDIC’s regulations, a bank or bank holding company may make a reasonable payment to purchase commercial insurance to cover certain costs that the institution incurs under an indemnification agreement. Costs that may be covered by insurance include legal expenses and restitution that an individual may be ordered to make to the institution or receiver. The insurance may not, however, pay or reimburse an institution-affiliated party for any final judgment or civil money penalty assessed against such individual.

The FDIC’s regulations provide criteria for making permissible indemnification payments. A bank or a bank holding company may make or agree to make a reasonable indemnification payment if all of the following conditions are met:

•	the institution’s board of directors determines in writing that the institution-affiliated party acted in good faith and the best interests of the institution;

•	the board of directors determines that the payment will not materially affect the institution’s safety and soundness;

•	the payment does not fall within the definition of a prohibited indemnification payment; and

•	the institution-affiliated party agrees in writing to reimburse the institution, to the extent not covered by permissible insurance, for payments made in the event that the administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

The Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System has indicated that, in the event that a state member bank or bank holding company (such as the Company) fails to take appropriate action to bring its indemnification provisions into compliance with federal laws and regulations, appropriate follow-up supervisory action may be taken. Among these, applications involving banks or bank holding companies with indemnification-related issues identified in the supervisory process will be reviewed by Federal Reserve staff for compliance with federal law and regulations. Therefore, the Company is proposing the amendment to its Code of Regulations attached hereto as Annex 2.

The resolution attached to this Proxy Statement as Annex 2 will be submitted for adoption at the Annual Meeting. The affirmative vote of the holders of shares of the Common Stock of the Company entitling them to exercise a majority of the voting power of such shares is necessary to adopt the proposed amendment. Proxies will be voted in favor of the resolution unless otherwise instructed by the Shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS TO LIMIT ITS ABILITY TO INDEMNIFY ITS DIRECTORS, OFFICERS AND EMPLOYEES IN ACCORDANCE WITH FEDERAL LAWS AND REGULATIONS.

AUDITORS

The Audit Committee of the Board of Directors proposes and recommends that the Shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 2003. The firm has served as independent auditors for Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Shareholders’ Meeting to make such comments as they desire and to respond to questions from Shareholders of the Company. Action by the Shareholders is not required by law in the appointment of independent auditors. If the resolution approving Deloitte & Touche LLP as the Company’s independent auditors is rejected by the Shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its Shareholders. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The affirmative vote of a majority of the votes entitled to be cast by the holder’s of the Company’s Common Stock present or represented at the Meeting and entitled to vote is required to approve the appointment of Deloitte & Touche LLP. The Audit Committee of the Board of Directors recommends the adoption of the resolution.

2004 SHAREHOLDER PROPOSALS

In order for Shareholder proposals for the 2004 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s Proxy Statement, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to October 16, 2003. Any Shareholder who intends to propose any other matter to be acted upon at the 2004 Annual Meeting of Shareholders must inform the Company no later than December 26, 2003. If notice is not provided by that date, the persons named in the Company’s proxy for the 2004 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2004 Annual Meeting.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Meeting and does not intend to bring other matters before the Meeting. However, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company. No Shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

By order of the Board of Directors

Paul L. Reynolds

Secretary

ANNEX 1

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS OF FIFTH THIRD BANCORP

AS APPROVED BY THE BOARD OF DIRECTORS

ON JANUARY 21, 2003

I.    AUTHORITY AND MEMBERSHIP

The members of the Committee are appointed annually by the Board of Directors of Fifth Third Bancorp (the “Corporation”) on the recommendation of the Nominating and Corporate Governance Committee. The members shall serve until their successors are duly elected and qualified by the Board. The Board determines the number of members in the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the Code of Regulations or by requirements applicable to Nasdaq National Market issuers or such other exchange or system upon which the Corporation’s securities are listed, quoted and/or traded (“Nasdaq”). In no event will such number of members be less than three (3). Committee members must fully satisfy independence and experience requirements as prescribed by Nasdaq, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations thereunder. At least one member of the Committee shall be a “financial expert” as defined by the rules of the SEC, and all members of the Committee shall have a strong level of accounting or financial acumen and shall be able to read and understand fundamental financial statements at the time of their appointment to the Committee. No member of the Committee may be an “affiliated person” of the Corporation or any of its subsidiaries (as defined in the federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies.

Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

The Board will appoint one of the members of the Committee to serve as Committee Chair. The Committee may also appoint a Secretary, who need not be a Director.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, independent auditors or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

II.    PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to:

•	Provide assistance to the Board by monitoring:

1)	the integrity of the financial statements of the Corporation,

2)	the independent auditors’ qualifications and independence,

3)	the performance of the Corporation’s and its subsidiaries’ internal audit function and independent auditors,

4)	the Corporation’s system of internal controls,

5)	the Corporation’s financial reporting and system of disclosure controls, and

6)	the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

•	Prepare the Committee report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

The Committee will also perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee and by a fiduciary audit committee for any subsidiary bank of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

With respect to joint sessions of the Committee:

(a)	The Committee may meet simultaneously as a committee of the Corporation and any subsidiary of the Corporation that does not have its own Audit Committee, though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Corporation and one or more subsidiaries may have different interest; and

(b)	The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporation and those of the Corporation’s subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

The Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation’s financial statements, to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s management is responsible for preparing the Corporation’s financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics.

III.    RESPONSIBILITIES OF THE COMMITTEE

A.	Charter Review

•	Review and reassess the adequacy of this charter at least annually and recommend to the Board any proposed changes to this charter; and

•	Publicly disclose the charter and any such amendments at the times and in the manner as required by the SEC and/or any other regulatory body or stock exchange having authority over the Corporation, and in all events post such charter and amendments to the Corporation’s website.

B.	Financial Reporting / Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

•	Review and discuss with management, the Corporation’s Disclosure Committee and the independent auditors the Corporation’s quarterly financial statements and its Form 10-Q (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis, the results of the independent auditors’ reviews of the quarterly financial statements, and determine whether the quarterly financial statements should be included in the Corporation’s Form 10-Q;

•	Review and discuss with management, the Corporation’s Disclosure Committee and the independent auditors the Corporation’s annual audited financial statements and its Form 10-K (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K;

•	Review and discuss with management, the Corporation’s Disclosure Committee and, where appropriate, the independent auditors, the Corporation’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, call reports or other public disclosures before the same are filed, posted, disseminated or released, including the use of “pro forma” or “adjusted” non-GAAP information, all reconciliations of the same, and any earnings guidance, as well as all financial information provided to rating agencies and/or securities analysts including presentations at industry, investor or other conferences;

•	Review and discuss with the Corporation’s Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Corporation’s Form 10-Q and 10-K or other filings or reports;

•	Discuss with management, the Corporation’s Disclosure Committee and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or generally accepted accounting principles (“GAAP”) methods on the Corporation’s financial statements;

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the corporation’s financial statements, conditions or results and any necessary disclosures related thereto;

•	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

•	Ensure that the Corporation’s independent auditors reports to the Committee all of the Corporation’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

•	Ensure that the Corporation’s independent auditors shares with the Committee all material written communication between the auditors and management;

•	Discuss with the Corporation’s independent auditors, internal auditors, and management (including the Corporation’s Disclosure Committee) their assessments of the adequacy of the Corporation’s internal controls and disclosure controls and procedures;

•	Assess whether management is resolving any internal control weaknesses diligently;

•	Discuss with the Corporation’s independent auditors, internal auditors and management (including the Corporation’s Disclosure Committee) as appropriate the Corporation’s FDICIA internal controls report and the attestation of the Corporation’s independent auditors to the same;

•	Discuss with the Corporation’s independent auditors, internal auditors and management (including the Corporation’s Disclosure Committee) as appropriate any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

•	Monitor the Corporation’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters;

•	Receive periodic reports from the independent auditors and appropriate officers of the corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

•	Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls or other related matters of the Corporation’s subsidiaries.

C.	Independent Auditors

•	Hire, fire, compensate, review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

•	Review the experience, rotation and qualifications of the senior members of the independent auditors’ team;

•	Monitor the independence, qualifications and performance of the independent auditors by, among other things:

1)	Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Corporation;

2)	Evaluating the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors;

3)	Establishing and overseeing restrictions on the actions of directors, officers, or employees of the Corporation in illegally influencing, coercing, manipulating or misleading the Corporation’s independent auditors including violations of Rule 13b2-2 promulgated under the Exchange Act; and

4)	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•

Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Corporation which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Corporation Accounting Oversight Board (or other similar body as may be established from time to time). The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Corporation’s quarterly or annual reports required by Section 13(a) of the Exchange Act;

•	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including in particular the prohibition on employment under Section 10A(1) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, during the preceding one-year period;

•	If appropriate, discuss with the national office of the independent auditors issues on which it was consulted by the Corporation’s audit team and any matters of audit quality and consistency; and

•	Ensure that the independent auditors have access to all necessary Corporation personnel, records or other resources.

D.	Internal Audit Function

•	Review and oversee the appointment, performance and replacement of the senior internal audit executive;

•	Review the internal audit plan and assess whether it is consistent with the Corporation’s needs;

•	Review the significant reports to management prepared by the internal auditing department and management’s responses;

•	Review and discuss with the internal auditors the results of their work (including their audit report) as well as their control risk assessment;

•	Discuss with the independent auditors and approve the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit; and

•	Ensure that the internal auditors have access to all necessary Corporation resources.

E.	Compliance Oversight

•	Discuss with management and the internal auditors the Corporation’s processes regarding compliance with applicable laws and regulations and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, obtain reports from management, the Corporation’s senior internal auditing executive and the independent auditors regarding compliance by the Corporation and its subsidiary/foreign affiliated entities with applicable legal requirements (including suspicious activity reports and regulatory exam reports) and the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and from time to time advise the Board of Directors with respect to the same. Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that Section 10A of the Exchange Act has not been implicated;

•	Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

•	Establish procedures and require the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

•	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies or compliance with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

•	Discuss with the Corporation’s General Counsel and Chief Risk Officer legal matters that may have a material impact on the financial statements and that may have an impact on the Corporation’s compliance policies.

F.	Subsidiaries of the Corporation

•	Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Corporation that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Sections 363.2 (a) and (b) and Sections 363.3 (a) and (b), respectively; and

•	Perform the duties required to be performed by the fiduciary audit committee for any bank and non-bank subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

G.	General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

•	On a regular basis, as appropriate, meet separately with management (especially the Chief Financial Officer), the Corporation’s Disclosure Committee, the internal auditors, and with the independent auditors;

•	Report to the Board on the Committee’s activities at each Board meeting;

•	Maintain minutes or other records of the Committee’s meetings and activities;

•	Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management, the Corporation’s Disclosure Committee and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees or members when appropriate;

•	Prepare the audit committee report to be included in the Corporation’s proxy statement when and as required by the rules of the SEC; and

•	Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

ANNEX 2

[New or amended language is indicated by underlining]

PROPOSED AMENDMENT TO CODE OF REGULATIONS

RESOLVED, that Article III Section 17 of the Code of Regulations of the Company, as amended, be amended and replaced in its entirety with the following (the “Amendment”):

“Section 17.  INDEMNIFICATION. The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law, subject to the limits of applicable federal law and regulation. The term ‘officer’ as used in this Section shall include the Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the President, each Vice President, the Treasurer, the Secretary, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an ‘officer’ within the operation of this Section by action of the Board of Directors. The Corporation may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law, subject to the limits of applicable federal law and regulation.”

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(513) 579-5300

Fifth Third Bancorp

c/o Corporate Trust Services

Mail Drop 10AT66—3212

38 Fountain Square Plaza

Cincinnati, OH 45263

Name Appears

Your Control Number is:

You are now able to cast your vote by using a touch-tone telephone or by using the internet.

Instructions for voting are on the reverse side. Your Control Number for voting is noted above.

fold and detach here

YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope,

or otherwise to Corporate Trust Services, P.O. Box 535800, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.

This PROXY when executed will be voted in the manner directed herein by the undersigned STOCKHOLDER(S).

If no direction is made, this PROXY will be voted FOR Proposals 1, 2 and 3.

ALL FORMER PROXIES ARE HEREBY REVOKED.

DATED: , 2003

Name Appears
(Signature of Stockholder)

(Signature of Stockholder)

(Please sign exactly as your name or names appear opposite. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

Ohio law allows proxy voting by electronic means.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15230.

Vote by Telephone Call Toll-Free using a touch-tone phone 1-800-542-1160	Vote by Internet Access the Website and cast your vote http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone and internet vote must be received by 11:59 P.M. Eastern Standard Time on March 24, 2003 to be counted in the final tabulation.

Your Control Number is printed on the reverse side.

Your telephone and internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY Fifth Third Bancorp 38 FOUNTAIN SQUARE PLAZA CINCINNATI, OH 45263

The undersigned hereby appoints James E. Rogers, Joseph H. Head, Jr. and Thomas B. Donnell and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said COMPANY scheduled to be held March 25, 2003 at the Hilton Cincinnati Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio, or at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON THE ELECTION OF DIRECTORS AND ON THE PROPOSALS. PLEASE MARK AN X IN ONE BOX UNDER EACH ITEM.

1.

ELECTION of six (6) Class II Directors        ☐ FOR all nominees listed below.        ☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

CLASS II—(01) John F. Barrett, (02) Richard T. Farmer, (03) Robert B. Morgan, (04) George A. Schaefer, Jr., (05) John J. Schiff, Jr., (06) Dudley S. Taft

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominees name in the space below.

2.

PROPOSAL, described in the Proxy Statement to amend Article III Section 17 of the Code of Regulations, as amended, to limit the indemnification the Company provides to its directors, officers and employees in accordance with applicable federal laws and regulations.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL to approve the appointment of DELOITTE & TOUCHE LLP as independent auditors of the Company for the year 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN